                       NOTICE OF GUARANTEED DELIVERY FOR

                           TENDER OF UP TO 3,703,703

                               COMMON SHARES OF

                          LASALLE RE HOLDINGS LIMITED

                                      AT

           NO GREATER THAN $30.00 NOR LESS THAN $27.00 NET PER SHARE

  As set forth in Section 4 of the Offer to Purchase, dated March 28, 1997 (the "Offer to Purchase"), of LaSalle Re Holdings Limited, a Bermuda company (the "Company"), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing Common Shares, par value $1.00 per share, of the Company (such shares, together with all other outstanding Common Shares of the Company, the "Shares") are not immediately available or if such certificates and all other required documents cannot be delivered on a timely basis or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by telegram, facsimile transmission or mail to First Chicago Trust Company of New York (the "Depositary").

                       The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
     By Mail:                By Overnight Courier:            By Hand:



     Tenders &                Tenders & Exchanges          Attn: Tenders &
     Exchanges                  14 Wall Street                Exchanges
   P.O. Box 2569            8th Fl., Suite 4680-LSR   c/o The Depository Trust
  Suite 4660-LSR              New York, NY 10005               Company
  Jersey City, NJ                                     55 Water Street, DTC TAD
    07303-2569                                            Vietnam Veterans
                                                           Memorial Plaza
                                                         New York, NY 10041

                          By Facsimile Transmission:
                       (For Eligible Institutions only)

                                (201) 222-4720
                                      or
                                (201) 222-4721

                        To Confirm Receipt of Notice of
                             Guaranteed Delivery:

                                (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto (see Instructions 1 and 6 of the Letter of Transmittal), such signature guarantee must appear on the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to LaSalle Re Holdings Limited, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Number of Shares: ___________________     Dated: ______________________________

-------------------------------------
                                          Name(s) of Record Holder(s):

Certificate No(s). (if available):        -------------------------------------

                                          -------------------------------------
If Shares will be tendered by book-       -------------------------------------
entry transfer, check one box:            -------------------------------------


[_] The Depository Trust Company          Address(es):

                                          -------------------------------------
[_] Philadelphia Depository Trust Company -------------------------------------


Signature(s):                             Area Code and Telephone Number(s):

-------------------------------------
-------------------------------------     Account Number: _____________________
                                          -------------------------------------

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED

            IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED
                                 MUST BE USED.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

[_] $27.00[_] $27.25[_] $27.50[_] $27.75[_] $28.00[_] $28.25

[_] $28.50[_] $28.75[_] $29.00[_] $29.25[_] $29.50[_] $29.75

[_] $30.00

                                   ODD LOTS

  To be completed only if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on March 28, 1997, an aggregate of fewer than 100 Shares.

  The undersigned either (check one box):

  [_]was the beneficial owner, as of the close of business on March 28, 1997, of an aggregate of fewer than 100 Shares, all of which are being tendered; or

  [_]is a broker, dealer, commercial bank, trust company or other nominee which

    (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

    (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on March 28, 1997, of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered' in this Letter of Transmittal). [_]


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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or confirmation of a book-entry transfer of such Shares, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _________________________________________________________________
-------------------------------------------------------------------------------

Address: ______________________________________________________________________
-------------------------------------------------------------------------------

Authorized Signature:
-------------------------------------------------------------------------------

Name: _________________________________________________________________________
                Please type or print

Area Code and Telephone Number: _____________________ Date: ___________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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